UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 28, 2006
Hines Real Estate Investment Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Maryland

(State or Other Jurisdiction of Incorporation)

000-50805	20-0138854

(Commission File Number)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 5000, Houston, Texas	77056-6118

(Address of Principal Executive Offices)	(Zip Code)
(888) 220-6121

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements.
     Daytona Buildings
     On November 28, 2006, Hines REIT Properties, L.P. (the “Operating Partnership”), a subsidiary of Hines Real Estate Investment Trust, Inc. (“Hines REIT” or the “Company”) entered into a contract with affiliates of Hart Properties Northwest, LLC to acquire three office buildings located at 148th Avenue and N. E. 31st Way in Redmond, Washington (the “Daytona Buildings”). The sellers are not affiliated with Hines REIT or its affiliates. The buildings consist of approximately 251,000 square feet of rentable area and are 100% leased. Microsoft Corporation leases 211,731 square feet or approximately 84% of the buildings’ rentable area, under a lease that expires in 2012 and provides options to renew for two additional five-year terms.
     The contract purchase price for the Daytona Buildings is expected to be $99.0 million, exclusive of transaction costs, financing fees and working capital reserves. Hines REIT anticipates that it will fund the acquisition using proceeds from its current public offering and borrowings under its revolving credit facility with KeyBank National Association (“KeyBank”).
     Hines REIT anticipates that the closing will occur on or about December 20, 2006, subject to a number of customary closing conditions. One condition of closing on the acquisition of the Daytona Buildings is obtaining a waiver of the right of first refusal to purchase the property held by one of the tenants. The right of first refusal expires during the first week of December 2006. There can be no guarantee that this acquisition will be consummated and if the Operating Partnership elects not to close on the Daytona Buildings, it could forfeit its $5 million earnest money deposit.
     Laguna Buildings
     On November 28, 2006, the Operating Partnership also entered into a contract with affiliates of Hart Properties Northwest, LLC to acquire a group of six office buildings located at N. E. 31st Way in Redmond, Washington (the “Laguna Buildings”). These buildings consist of approximately 465,000 square feet of rentable area and are 100% leased. Honeywell International, Inc., an industrial products company, leases 388,798 square feet, or approximately 84% of the buildings’ rentable area, under leases expiring in various years through 2013. One of the leases represents 104,443 square feet and expires in July 2009, and provides the option to renew for two additional five-year terms. Microsoft leases 75,903 square feet, or approximately 16% of the buildings’ rentable area, under a lease that expires in 2011.
     The contract purchase price for the Laguna Buildings is expected to be $118.0 million, exclusive of transaction costs, financing fees and working capital reserves. Hines REIT anticipates that it will fund the acquisition using proceeds from its current public offering and borrowings under its revolving credit facility with KeyBank.
     Hines REIT anticipates that the closing will occur on or about January 3, 2007, subject to a number of customary closing conditions. There can be no guarantee that this acquisition will be consummated and if the Operating Partnership elects not to close on the Laguna Buildings, it could forfeit its $5 million earnest money deposit.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the potential acquisition of the properties described therein and funding sources for the same, are forward looking statements that are based on current expectations and assumptions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include changes in general economic and real estate market conditions, risks associated with property acquisitions and other risks described in the Company’s “Risk Factors” section of the Registration Statement on Form S-11 and its other filings with the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HINES REAL ESTATE INVESTMENT TRUST, INC.
December 1, 2006	By:	/s/ Frank R. Apollo
Frank R. Apollo
Chief Accounting Officer